Exhibit 4.4 and 10.5

                      MEZZANINE INVESTMENT CORPORATION
                            STOCK ISSUANCE FORM

     This Stock Issuance Form is furnished to the designated participant in the stock issuance program of the Stock Option/Stock Issuance Plan of Mezzanine Investment Corporation, a Nevada corporation (the "Corporation"):

     Participant: ________________________________________________________

     Issuance Date: ______________________________________________________

     Number of Shares: ___________________________________________________

     Consideration for Shares: ___________________________________________

     Vesting of Shares: __________________________________________________

     The Participant understands and agrees that the stock is issued subject to and in accordance with the terms of the Mezzanine Investment Corporation Stock Option/Stock Issuance Plan (the "Plan"). The participant further agrees to be bound by the terms of the Plan, a copy of which is attached hereto as Exhibit A.

     All capitalized terms in this Stock Issuance Form shall have the meaning assigned to them in this form or in the attached Plan.

     Assuming that you are in agreement with the terms of this Stock Issuance Form, please sign your name in the space indicated below.



                              Mezzanine Investment Corporation


                              By: ________________________________________


AGREED: ____________________________

____________________________________
Participant

Address: _________________________________________________________________


Exhibit A                     Stock Option/Stock Issuance Plan